Exhibit 99.2

[Avanir Pharmaceuticals Logo]

NEWS RELEASE

FOR IMMEDIATE RELEASE
	Contacts:	At Avanir Pharmaceuticals:
Patrice Saxon, Investor Relations

858-622-5202 psaxon@avanir.com

At FischerHealth Life Sciences:

Aline Schimmel, Media Relations

212-601-8278

aschimmel@fischerhealth.com

ERIC BRANDT TO BE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF AVANIR PHARMACEUTICALS

San Diego, August 23, 2005 — Avanir Pharmaceuticals (AMEX: AVN) announced today that, effective September 6, 2005, Eric Brandt will become its President and Chief Executive Officer and a member of its board of directors.

Mr. Brandt was previously Executive Vice President, Finance and Technical Operations, Chief Financial Officer of Allergan, Inc., Irvine, California, where he exercised broad corporate and operational responsibility. He has had increasing influence at Allergan, having previously served in the various roles of Executive Vice President, Finance, Strategy and Corporate Development, Chief Financial Officer; President of the Global Consumer Eye Care Business; and Corporate Vice President and Chief Financial Officer. Prior to joining Allergan in 1999, Mr. Brandt spent ten years with the Boston Consulting Group, Boston, Massachusetts, lastly in the roles of a Vice President/Partner and a senior member of the firm’s health care practice, having worked with several of the largest global pharmaceutical companies on issues such as commercial strategy, M&A, post merger integration, manufacturing strategy, and streamlining R&D processes.

“Eric’s assumption of Avanir’s strategic and tactical reins augurs well for its future,” said Charles Mathews, chairman of Avanir. “An executive of this standing is continually faced with attractive opportunities and invariably selects one that has the potency upon which a uniquely successful organization can be built. That Eric sees that opportunity in Avanir is to the credit of the achievements of an outstanding team of employees. Now, empowered by the sound fundamentals of the company, Mr. Brandt’s demonstrated strategic and execution skills will orchestrate a renewed focus on driving Avanir forward and growth in shareholder value.”

“Leaving Allergan was not an easy decision,” said Eric Brandt. “However, this is a unique opportunity to transform a very successful scientific organization into a fully integrated

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pharmaceutical company through the launch of Avanir’s first proprietary product, Neurodex™. Neurodex clearly fills an unmet medical need and has the potential to address a number of other significant medical conditions, assuming it is approved for marketing by the U.S. Food and Drug Administration. I look forward to working with the team to further build the company and realize the value inherent in Avanir’s assets.”

As Allergan’s primary liaison to the investment community, Mr. Brandt was named one of the “Best CFOs in America” (#1 in specialty pharma) by Institutional Investor Magazine in both 2004 and 2005; and in 2001 he was named to CFO Magazine’s honor role for planning and performance management. Mr. Brandt holds a Bachelor of Science degree in Chemical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University. Mr. Brandt currently serves on the boards of Vertex Pharmaceuticals and Dentsply International.

About Avanir

Avanir Pharmaceuticals is a focused on developing and commercializing novel therapeutic products for the treatment of chronic diseases. Avanir‘s product candidates address therapeutic markets that include central nervous system and cardiovascular disorders, inflammation, and infectious disease. Avanir recently submitted to the FDA the last modules of its “rolling” new drug application for Neurodex™ for the treatment of pseudobulbar affect. Additionally, Avanir has initiated a Phase 3 clinical trial of Neurodex™ for the treatment of diabetic neuropathic pain. Avanir has active collaborations with two international pharmaceutical companies: Novartis International Pharmaceutical Ltd. for the treatment of inflammatory disease and AstraZeneca UK Limited for the treatment of cardiovascular disease. The Company’s first commercialized product, Abreva®, is marketed in North America by GlaxoSmithKline Consumer Healthcare and is the leading over-the-counter product for the treatment of cold sores. Further information about Avanir can be found at www.avanir.com.

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American Stock Exchange Notice.
Pursuant to the employment agreement between Mr. Brandt and Avanir, Mr. Brandt will be awarded an inducement grant to purchase 1,000,000 shares of class A common stock on terms set forth in a Current Report on Form 8-K to be filed by Avanir with the Securities and Exchange Commission. The shares of restricted stock are to be issued as an inducement grant under Section 711 of the American Stock Exchange Company Guide.

Forward-looking Statement.
The information contained in this press release, including any forward-looking statements contained herein, should be reviewed in conjunction with the Company’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q and other publicly available information regarding the Company. Copies of such information are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company’s business and technology. Forward-looking statements often contain such words like “estimate,” “anticipate,” “believe,” “plan” or “expect”. Avanir disclaims any intent or obligation to update these forward-looking statements.